As filed with the Securities and Exchange Commission on September 18, 2001
                                                Registration No. 33-____

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ____________________

                                  FORM S-8

                            REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                            ____________________


                                SUPERTEX, INC.
                      _________________________________

           (Exact name of registrant as specified in its charter)

California                                              94-2328535
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)



1235 Bordeaux Drive
Sunnyvale, CA                                   94089
(Address of principal
executive offices)                             (Zip Code)


                SUPERTEX, INC. 2001 STOCK OPTION PLAN
                      (Full title of the plan)

                                                 Copy to:
HENRY C. PAO                                     STEPHEN M. WURZBURG, ESQ.
President                                        LONNIE GOLDMAN, ESQ.
Supertex, Inc.                                   Pillsbury Winthrop LLP
1235 Bordeaux Drive                              2550 Hanover Street
Sunnyvale, CA 94089                              Palo Alto, CA 94304
(408) 744-0100                                   (650) 233-4500


(Name, address and telephone
number of agent for service)


                        CALCULATION OF REGISTRATION FEE
                                           Proposed             Proposed
Title of Securities     Amount to          Maximum Offering     Maximum Aggregate   Amount of
To Be Registered(1)     Be Registered      Price Per Share(2)   Offering Price(3)   Registration Fee (4)


Common Stock            2,000,000 shares   $13.50               $27,000,000         $6,750.00


(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Pursuant to Rule 457(h)(i) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share has been computed on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 10, 2001.
(3) Amount To Be Registered multiplied by the Proposed Maximum Offering Price Per Share.
(4) Pursuant to Rule 457(h) and Section 6(b) under the Securities Act, the Proposed Maximum Aggregate Offering Price multiplied by the rate equal to $250 per $1,000,000.

                            ____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


                                PART I

Item1. Plan Information.*

Item2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

(a) Registrant's Annual Report on Form 10-K (File No. 0-12718) for the fiscal year ended March 31, 2001.
(b) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(c) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on July 27, 1984, as amended September 24, 1984, including any other amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item4. Description of Securities.
       Not applicable.

Item5. Interests of Named Experts and Counsel.
       Not applicable.

Item6. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

Article V of the Company's Restated Articles of Incorporation (Exhibit 3.1 of the Company's Registration Statement on Form S-1, File No. 2-86898, filed on October 3, 1983, as amended), as amended (pursuant to the Certificates of Amendment of Articles of Incorporation, filed on April 16, 1981, September 30, 1983 and October 28, 1988, respectively) authorizes the Company to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders. Article VI of the Company's Bylaws provides for mandatory indemnification of each director of the Company to the maximum extent permitted by law.

The Company maintains a directors and officers liability insurance policy that indemnifies the Company's directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item7. Exemption From Registration Claimed.
       Not applicable.

Item8. Exhibits.
See Index to Exhibits, which list of exhibits is incorporated herein by reference.

Item9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on September14, 2001.


                                                  SUPERTEX, INC.

                                                  By /s/ HENRY C. PAO
                                                     Henry C. Pao, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                     Title                             Date
/s/ HENRY C. PAO         President (Principal Executive    September 14, 2001
Henry C. Pao             Officer & Principal Financial
                         Officer) and Director

/s/ JACQUELINE LIMARY    Controller                        September 14, 2001
Jacqueline Limary

/s/ BENEDICT C.K. CHOY   Senior Vice President,            September 14, 2001
Benedict C.K. Choy       Secretary and Director

/s/ RICHARD SIEGEL       Executive Vice President          September 14, 2001
Richard Siegel           and Director

/s/ MARK LOVELESS        Director                          September 14, 2001
Mark Loveless

/s/ ELLIOTT SCHLAM       Director                          September 14, 2001
Elliott Schlam

/s/ MILTON FENG          Director                          September 14, 2001
Milton Feng


By:

/s/ JACQUELINE LIMARY
Jacqueline Limary
Attorney-in-Fact



                             Index to Exhibits


Exhibit Number     Exhibit


4.1 Supertex, Inc. 2001 Stock Option Plan (incorporated by reference to Appendix B of the Registrant's amended Proxy Statement filed on August 7, 2001 (File No. 000-12718))

4.2                Supertex, Inc. Stock Option Agreement

5.1                Opinion of Pillsbury Winthrop LLP

23.1               Consent of PricewaterhouseCoopers LLP, Independent
                   Accountants

23.2               Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)

24.1               Power of Attorney


                                                             EXHIBIT 4.2

                                SUPERTEX, INC.
                            STOCK OPTION AGREEMENT

1. Grant of Option. Supertex, Inc., a California corporation (the "Company"), hereby grants to the Optionee (the "Optionee") named in the Notice of Grant (part of, and attached as Exhibit A to, this Option Agreement), an option (the "Option") to purchase a number of shares of Stock, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 2001 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference, including, without limitation, the Plan's provisions regarding the treatment of stock splits and recapitalizations. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

   If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term, as to vested Stock only, in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Stock in respect of which the Option is being exercised (the "Exercised Stock"), and such other representations and agreements as to the holder's investment intent with respect to the Exercised Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and, if the Optionee is married, also by the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Stock. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Stock are then listed. Assuming such compliance, for income tax purposes the Exercised Stock shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Stock.

(c) Timing of Exercise.

(1) Definitions:

    (i) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, and any Director, whether compensated for such services or not.

    (ii) "Continuous Status as an Employee or Consultant" means the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (A) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety
    (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (B) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

    (iii) "Director" means a member of the Board.

    (iv) "Disability" means total and permanent disability as defined in
    Section 22(e)(3) of the Code.

    (v) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (vi) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

(2) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee must exercise his or her Option not later than thirty (30) days after termination, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Stock covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Stock covered by such Option shall revert to the Plan.

(3) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Stock covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Stock covered by such Option shall revert to the Plan.

(4) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Stock covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Stock covered by such Option shall revert to the Plan.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

(a) cash;

(b) check; or

(c) Delivery of Stock Certificate of the Company's own Stock which (i) in the case of Stock acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, or were not acquired directly or indirectly from the Company and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which said Option shall be exercised.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Tax Consequences. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. A STOCK-FOR-STOCK EXERCISE MAY RESULT IN DIFFERENT TAX IMPLICATIONS THAN THOSE DESCRIBED BELOW. THE OPTIONEE SHOULD CONSULT A PERSONAL TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE STOCK. THE OPTIONEE ACKNOWLEDGES THAT HE OR SHE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

(a) Exercising the Option.

    (1) Non-Qualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax and California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Stock on the date of exercise over their aggregate Exercise Price, and the Company will receive a deduction for the same amount. If the Optionee is an employee or a former employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    (2) Incentive Stock Option ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Stock on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

(b) Disposition of Stock.

    (1) NSO. If the Optionee holds NSO Stock for at least one year, any gain realized on disposition of the Stock will be treated as long-term capital gain for federal income tax purposes. If the Optionee holds NSO Stock for less than one year, any gain realized on disposition of the Stock will be treated as short-term capital gain for federal income tax purposes.

    (2) ISO. If the Optionee holds ISO Stock for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Stock will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Stock within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the fair market value of the Stock acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Stock and the aggregate Exercise Price.

    (c) Notice of Disqualifying Disposition of ISO Stock. If the Optionee sells or otherwise disposes of any of the Stock acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee understands and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Stock by payment in cash or out of the current earnings paid to the Optionee.

7. Option Agreement Not a Contract of Employment. Neither the Plan nor this Option Agreement is a contract of employment, and the terms of employment of Optionee shall not be affected in any way by the Plan or this Option Agreement except as specifically provided therein. The establishment of the Plan and the entering into of this Option Agreement shall not be construed as conferring any legal rights upon Optionee for a continuance of employment; nor shall it interfere with the right of the Company (or its Subsidiary, if applicable) to discharge the Optionee.

8. Entire Agreement. This Option Agreement, which is governed by California law, constitutes the entire agreement between the Company and the Optionee relating to the Option, superseding all prior understandings and agreements, whether written or oral. If this Option Agreement concerns the Optionee's initial option under the Plan, then this Agreement specifically supersedes any prior agreements or understandings, whether written or oral, concerning Company equity, including, without limitation, those contained in any offer letter.


                               EXHIBIT A
                      NOTICE OF STOCK OPTION GRANT

TO:	[Employee's Name and Address]

You have been granted an option to purchase Common Stock of Supertex, Inc. (the "Company") under the 2001 Stock Option Plan (the "Plan") as follows:


Grant Number                    ____________________
Date of Grant                   ____________________
Vesting Commencement Date       ____________________
Exercise Price per Share        ____________________
Total Number of Stock Granted   ____________________
Total Exercise Price            ____________________
Type of Option                  [ISO or NSO]
Expiration Date:


Vesting Schedule:
This Option may be exercised, in whole or in part, in accordance with the following schedule:

        shares of Stock on

        shares of Stock on

        shares of Stock on

        shares of Stock on

        shares of Stock on


Termination Period:

This Option must be exercised thirty (30) days after termination of employment or consulting relationship, or such longer period as may be applicable upon death or disability of Optionee as may be provided in the Option Agreement, but in no event later than the Expiration Date as provided above.


______________________
PRESIDENT'S INITIALS


                                                        Grant No. __________
                                                        Grant Date __________

Disqualifying Disposition:

If the Optionee sells or otherwise disposes of any of the Stock acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Stock by payment in cash or out of the current earnings paid to the Optionee.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of legal and tax counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement.


OPTIONEE:                       SUPERTEX, INC.:


___________________             _____________________
Signature                       Henry C. Pao, President


___________________             Date:___________________
Print Name


Date:______________



                        CONSENT OF SPOUSE
The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Stock as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



_____________________
Signature of Spouse of Optionee


_____________________
Print Name


                                EXHIBIT B
                        EXERCISE NOTICE AGREEMENT

                                                Reviewed by:______________
                                                Date: ____________________

SUPERTEX, INC.
1235 Bordeaux Dr.
Sunnyvale, CA 94088-3607

Attention:  Secretary

1. Exercise of Option. Effective as of today, _______________200__, the undersigned ("Purchaser") hereby elects to purchase shares (the "Stock") of the Common Stock of Supertex, Inc. (the "Company") under and pursuant to the 2001 Stock Option Plan (the "Plan") and the Stock Option Agreement dated __________________ (the "Option Agreement"). The purchase price for the Stock shall be $__________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Stock. Consideration for exercising this Option is in the form of:

______ Cash or Check of $__________________.

(For the Same Day Exercise & Sell transaction, my broker ____________________ will advance the exercise price no later than two days after the date of this notice.)

______ Stock of the Company's Common Stock at a market value of $_________ per share (yesterday's closing price) form stock certificate number ________, which certificate I deliver along herewith, duly endorsed to Supertex, Inc.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Subject to the terms and conditions of this agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Stock from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Stock.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Stock. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Stock and that Optionee is not relying on the Company for any tax advice.

6. Disqualifying Disposition. If the Optionee sells or otherwise disposes of any of the Stock acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Stock by payment in cash or out of current earnings paid to the Optionee.

7. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                         Accepted by:

OPTIONEE:                             SUPERTEX, INC.


By______________________              By________________________


________________________                ________________________
Signature                               Print Name

________________________
Print Name

________________________
Social Security Number



SPOUSE OF OPTIONEE:


_______________________
Signature


_______________________
Print Name


Address:_______________                Address: 1235 Bordeaux Dr.
_______________________                         Sunnyvale, CA 94088-3607


Delivery Instructions:

Please send the certificate to :

______________________
______________________



                                                                EXHIBIT 5.1

                          PILLSBURY WINTHROP LLP
                           2550 HANOVER STREET
                           PALO ALTO, CA 94304

                                                September 13, 2001


Supertex, Inc.
1235 Bordeaux Drive
Sunnyvale, CA 94089

Re:	Registration Statement on Form S-8


Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Supertex, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,000,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 2001 Stock Option Plan (the "Plan"), it is our opinion that the Shares have been duly authorized, and when issued and sold in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


Very truly yours,

/s/ PILLSBURY WINTHROP LLP



                                                                EXHIBIT 23.1
                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Supertex, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001.


/s/ PricewaterhouseCoopers LLP

San Jose, California
September 17, 2001


                                                                EXHIBIT 24.1

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry C. Pao and Jacqueline Limary, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                Title                                  Date


Henry C. Pao         President (Principal Executive        September 14, 2001
                     Officer & Principal Financial
                     Officer) and Director


Benedict C.K. Choy   Senior Vice President, Secretary      September 14, 2001
                     and Director


Richard Siegel       Executive Vice President and          September 14, 2001
                     Director


Mark Loveless        Director                              September 14, 2001


Elliott Schlam       Director                              September 14, 2001


Milton Feng          Director                              September 14, 2001